Halcyon to Become Public Through Acquisition by AAMAC

$11.5 Billion AUM Alternative Asset Manager to Reinvest Proceeds and
Build on Proven Model

NEW YORK, March 13, 2008 – Halcyon Asset Management LLC together with its affiliates (“Halcyon”) and Alternative Asset Management Acquisition Corporation (AMEX: AMV) (“AAMAC”) announced today that Halcyon will access the public equity markets through an acquisition by AAMAC. Halcyon, founded in 1981, is a leading global alternative asset management firm with approximately $11.5 billion in assets under management. The new entity will be called Halcyon Management Inc. (“Halcyon Management”).

The transaction values Halcyon at approximately $974 million. Under the terms of the agreement, members of Halcyon entities will receive up to $505 million in cash and notes, and will retain LLC interests in Halcyon exchangeable into shares of AAMAC on a one-for-one basis. The terms also provide for the ownership of the Halcyon exchangeable interests to be adjusted upward contingent upon achieving certain stock price targets. Halcyon members will initially own approximately 43.6% of the fully diluted ownership interest of the new entity.

Partners of Halcyon entities will further align their interests with fund investors, reinvesting 75% of the after-tax cash proceeds in Halcyon funds, typically for three years, at full fees to the public stockholders. Halcyon’s partners will enter into lock-up and non-compete agreements, and their equity consideration will generally vest over five years.

Halcyon has a diverse investor base including leading public and private pension funds, endowments, foundations, financial institutions, insurance companies, funds of hedge funds and high net worth individuals. It has clients in the United States, Canada, Latin America, the United Kingdom, Continental Europe, the Middle East, Asia ex-Japan, Japan and Australia. Halcyon manages multi-strategy funds, as well as additional strategies focused on off-the-run and difficult-to-source investments, stressed/distressed and undervalued asset-backed securities, senior secured bank loans and long/short corporate debt investments.

Halcyon is headquartered in New York, with offices in London and Los Angeles. It has been registered with the SEC as an investment advisor since 1997, and its London affiliate is authorized by the FSA. Halcyon Asset Management LLC is privately held and controlled by 11 active partners, who average 12 years of experience at the firm. Halcyon draws on the skills and experience of 119 employees, 50 of whom are investment professionals.

“We believe this transaction, first and foremost, will benefit our investors. It will enhance our ability to attract and retain the best talent in the business, ensuring our continued ability to build on our track record by having the right people for the right strategies at the right time,” said John

Bader, Co-Chairman of Halcyon Asset Management LLC. “It will give us a currency for further growth, which will help us motivate employees and support our recruiting efforts. Our reinvestment of the proceeds will further strengthen our alignment of interests with fund investors.”

“This transaction accomplishes AAMAC’s stated IPO objective: to find an alternative asset management firm that has a long track record of success,” said Michael Levitt, current Chairman of AAMAC. “Halcyon has proven through its growth that it has the history, scale, investment and risk management processes, operational infrastructure and capacity to attract large institutional investors. We particularly like its affiliate business model, under which in the last three years it has launched three hedge fund strategies with assets now aggregating over $2 billion. We believe this transaction benefits all parties involved as it allows Halcyon to access the public market and further achieve its strategic objectives at an attractive valuation for AAMAC public shareholders. Based on average historical net returns of Halcyon funds, historical Halcyon hedge fund AUM growth and Halcyon’s management fee run-rate as of December 31, 2007, the multiple of earnings power at the trust value of $9.76 per share is approximately 9.5 times.”

Mr. Bader continued, “Halcyon’s structure, in which employees will be paid primarily through a share of performance fees and our public shareholders will generally receive all of our management fees, will give investors in the stock the ability to participate in the growth and institutionalization of the hedge fund industry with limited exposure to performance variability. The structure also allows us to retain the attractiveness of our partnership model and culture.”

Upon consummation of the transaction, John Bader will become Chairman and Chief Executive Officer of Halcyon Management, Kevah Konner and Steven Mandis will each become Vice Chairman and Tom Hirschfeld will become President. All current management members of the Halcyon management team will remain with the company.

To finance the acquisition, AAMAC will use the:

•	cash held in trust of approximately $390 million assuming no conversions and excluding deferred underwriting fees;
•	issuance of a note in the amount of $115 million, subject to adjustment in certain circumstances;

In addition, the Halcyon equity holders will retain 46.9 million LLC interests in Halcyon that will be exchangeable on a one-for-one basis into Halcyon Management common stock which was valued at $469 million. In addition, the Halcyon equity holders will be eligible to receive up to an additional 26.6 million exchangeable LLC interests which will be issued in equal amounts upon achievement of each dollar of stock price from $15 to $20.

The transaction is expected to be completed during the third quarter 2008, pending AAMAC stockholder approval, Halcyon client consent, regulatory approval, and other customary closing conditions. The parties intend to seek listing of Halcyon Management’s shares to trade on the New York Stock Exchange following the closing.

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Separately, Halcyon announced that it recently completed the sale of an affiliate, which had assets under management of $2.2 billion.

Goldman Sachs is serving as exclusive financial advisor to Halcyon, and Citi is serving as exclusive financial advisor to AAMAC. Jefferies Putnam Lovell, the division of Jefferies Group, Inc. (NYSE: JEF) provided an opinion to the AAMAC Board that the transaction was fair to AAMAC from a financial point of view. Legal counsel to Halcyon is Wachtell, Lipton, Rosen and Katz, while legal counsel to AAMAC is Akin Gump Strauss Hauer Feld LLP.

Certain additional information, including historical financial information and data on Halcyon, such as assets under management (AUM), performance track record and AUM growth rates, will be contained in a management presentation which will be made public and filed later today by AAMAC with the U.S. Securities and Exchange Commission (SEC).

Investor/Analyst Presentation – Conference Call and Webcast
Halcyon and AAMAC will host a conference call today at 8 a.m. Eastern Time (ET) to discuss the proposed transaction. The call will be open to the public. All interested parties who would like to listen to the call should dial 1-800-291-9234 (within the U.S.) or 1-617-614-3923 (outside the U.S.) 10 minutes prior to the scheduled start of the call (participant passcode: 23059068). A simultaneous webcast of the call also will be available to the public on a listen-only basis through Halcyon’s Web site at www.halcyonllc.com. The slides complementary to the presentation are available at the SEC website (www.sec.gov) as part of today’s AAMAC 8-K filing.

For those unable to listen to the live broadcast, a replay will be available at the same Web address or by dialing 1-888-286-8010 (within the U.S.) or 1-617-801-6888 (outside the U.S.) approximately two hours after the event (replay participant passcode: 31016532).

About Halcyon
Founded in 1981, Halcyon is a leading global multi-strategy investment firm, managing approximately $11.5 billion in assets for a diverse group of investors including leading public and private pension funds, endowments, foundations, financial institutions, insurance companies, funds of hedge funds and high net worth individuals. Halcyon is registered with the SEC and the U.K. Financial Services Authority and has clients in the United States, Canada, Latin America, the United Kingdom, Continental Europe, the Middle East, Asia ex-Japan, Japan and Australia. For more information on Halcyon see www.halcyonllc.com.

About Alternative Asset Management Acquisition Corporation
Alternative Asset Management Acquisition Corporation (“AAMAC”) is a blank check company which was formed in 2007 for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination one or more businesses or assets in the alternative asset management sector or a related business. It currently has no operating businesses.

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For further information please contact:
The Abernathy MacGregor Group
Steven Bruce, Mary Beth Grover, Ann Taylor Reed
1-212-371-5999

Additional Information About the Transaction and Where to Find It
AAMAC intends to file with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement in connection with the proposed transaction and to mail a definitive proxy statement and other relevant documents to AAMAC stockholders. Stockholders of AAMAC and other interested persons are advised to read, when available, AAMAC’s preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with AAMAC’s solicitation of proxies for the special meeting to be held to approve the transaction because the proxy statement will contain important information about AAMAC, Halcyon and the proposed transaction. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the transaction. Stockholders will also be able to obtain a copy of the preliminary and definitive proxy statements, without charge, once available, at the SEC’s Internet site at http://www.sec.gov or by directing a request to: AAMAC, 590 Madison Avenue, 35th Floor, New York, New York 10022, telephone: 212-409-2434.

Nothing in this press release should be construed as, or is intended to be a solicitation for or an offer by, on behalf of AAMAC or Halcyon, of any securities or investment advisory services.

Participants in the Solicitation
AAMAC and its directors and its officers may be deemed participants in the solicitation of proxies from AAMAC’s stockholders. A list of the names of those directors and the officers and descriptions of their interests in AAMAC is contained in AAMAC’s prospectus dated August 1, 2007, which is filed with the SEC, and will also be contained in AAMAC’s proxy statement when it becomes available. More detailed information regarding the identity of potential participants and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: uncertainties as to the timing of the acquisition and the ability to obtain financing; approval of the transaction by AAMAC stockholders; the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals; costs related to the acquisition; the competitive environment in the asset management industry; the diversion of management time on acquisition related issues; general economic conditions such as inflation or recession;

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operating Halcyon as a public company; market conditions for Halcyon managed investment funds; and the performance of Halcyon managed investment funds; the inability to maintain growth rates of assets under management; the related management and performance fees and the related impact on revenue, net income and fund inflows/outflows. Actual results may differ materially from those contained in the forward-looking statements in this press release. AAMAC and Halcyon undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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